                                                        RE: NN, Inc.
                                                        2000 Waters Edge Drive
                                                        Johnson City, TN  37604

FOR FURTHER INFORMATION:

AT THE COMPANY:                               AT FRB|WEBER SHANDWICK

Will Kelly                                    Kerry Thalheim      Susan Garland
Treasurer & Manager of Investor Relations     (General info)      (Analyst info)
(423) 743-9151                                212-445-8437        212-445-8458

FOR IMMEDIATE RELEASE
September 26, 2002

            NN, INC. ANNOUNCES FILING OF SHELF REGISTRATION STATEMENT

Johnson City, Tenn - September 26, 2002 - NN, Inc., (Nasdaq: NNBR) announced today that it has filed a registration statement with the Securities and
Exchange Commission pursuant to Rule 415 under the Securities Act of 1933. After the registration statement becomes effective, NN, may from time to time, offer for sale $36,000,000 of the company's common stock, and certain stockholders may offer for sale an additional 4,033,749 shares of common stock. The common stock may be offered in amounts and at prices to be set forth in the prospectus contained in the registration statement and in one or more supplements to the prospectus. A copy of the prospectus relating to any offering, when available, may be obtained from our Corporate Secretary, NN, Inc., 2000 Waters Edge Drive,
Johnson City, Tennessee 37604.

A registration statement on Form S-3 relating to the common stock has been filed with the Securities and Exchange Commission, but has not yet become effective.
These securities may not be sold nor may any offers to buy be accepted prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy the common stock, nor shall there be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the common stock under the securities laws of any such state.

NN, Inc. manufactures and supplies high precision bearing components, consisting of balls, rollers, seals, and retainers, for leading bearing manufacturers on a global basis.

                                       ###